Exhibit 99.1

Contact:
Karen Chang
Senior Vice President &

Chief Financial Officer

Phone: (215) 564-5900
Email: ir@luminentcapital.com

LUMINENT REPORTS PROGRESS IN STABILIZATION OF SHORT-TERM FUNDING RISK

PHILADELPHIA, PA, June 20, 2008 — Luminent Mortgage Capital, Inc. (OTCBB: LUMC) announced today that it has eliminated all of its repurchase agreement financing with non-related third-parties. The balance of repurchase agreement financing with non-related third-parties was $2.8 billion at July 31, 2007.

“Although we still have work to do to improve our liquidity, the settlement of our repurchase agreement financing with non-related parties is a significant milestone for Luminent,” said Zachary H Pashel, Chief Executive Officer. “We continue to work toward resolution of the liquidity issues that resulted from the effects of the credit markets over the past year and the reduction in the value of our mortgage asset portfolio. As we move forward, we are focused on our fee-based asset management initiatives to take advantage of the opportunities the mortgage market is presenting.”

During the second quarter of fiscal 2008, Luminent settled $182.3 million of repurchase agreement financing with parties other than Arco Capital Corporation or its affiliates. Luminent accomplished the settlements by selling $66.9 million of mortgage-backed securities and used the proceeds from the sales to settle obligations. In addition, Luminent transferred $25.5 million of mortgage-backed securities to repurchase agreement counterparties to settle obligations, paid $19.1 million in cash and entered into term note agreements totaling $37.0 million to repay the remaining repurchase agreement obligations. The term notes are to be repaid in periods ranging from six months to five years commencing June 2008. The attached schedule of Supplemental Financial Information contains information on the repayment requirements of the term notes. The settlements of the repurchase agreement obligations included the sale or transfer of bonds Luminent had retained from its own securitizations. The attached schedule of Supplemental Financial Information contains information on the bonds Luminent continues to retain from its own securitizations and bonds that were purchased from third parties that Luminent continues to hold in its portfolio as of June 16, 2008. As of June 16, 2008, Luminent had $182.6 million of repurchase agreement financing with an affiliate of Arco Capital Corporation Ltd.

The indenture applicable to Luminent’s 8.125% Convertible Senior Notes due 2027, obligated Luminent to make a semi-annual interest payment of approximately $3.9 million to note holders on June 2, 2008. Luminent did not make this payment and a payment default under the indenture has occurred. If Luminent is unable to meet the obligation before July 2, 2008 an event of default under the indenture may be declared.

Luminent previously announced its intention to convert its corporate structure from a real estate investment trust, or REIT, to a publicly traded partnership, or PTP. The PTP structure will provide more flexibility for the company to earn fee-based income by providing investment advisory and investment management services to others, which was not available to it under the restrictive REIT tax rules.

According to Karen Chang, Chief Financial Officer, “Luminent has been working hard over the past year to address business and liquidity issues created by the state of the credit markets that affected the majority of companies in the mortgage industry. We are pleased to report our progress to date and we plan to make additional interim reports to investors as significant events occur.”

This news release and Luminent’s filings with the Securities and Exchange Commission contain forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Luminent’s control and are based on the information currently available to Luminent’s management. Luminent faces many risks that could cause its actual performance to differ materially from the results expressed or implied by its forward-looking statements, including, without limitation, the possibilities that interest rates may change, that principal payment rates may change, that Luminent may experience unanticipated margin calls, that the collateral securing its indebtedness may become illiquid with a resulting drop in value, that Luminent may not be able to maintain its qualification as a REIT for federal income tax purposes, that Luminent may experience the risks associated with investing in mortgage related securities, including changes in business conditions and the general economy, and that Luminent’s strategies may not be effective (including portfolio management and hedging strategies and strategy to protect net interest spreads). Luminent’s filings with the Securities and Exchange Commission contain a more complete description of these and many other risks to which Luminent is subject. Because of those risks, Luminent’s actual results, performance or financial condition may differ materially from the results, performance or financial condition contemplated by its forward-looking statements. The information set forth in this news release represents management’s current expectations and intentions. Luminent assumes no responsibility to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. The contents of this press release is qualified in its entirety to the appropriate documents filed with the SEC on Form 8-K.

ADDITIONAL INFORMATION

Luminent LLC, an affiliate of the Company, has filed a Form S-4 registration statement with the SEC, which contains a preliminary proxy statement/prospectus relating to the Company’s 2008 annual meeting of stockholders and other relevant documents in connection with the proposed restructuring. The definitive proxy statement/prospectus will be mailed to the stockholders of the Company when it becomes available. STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The proxy statement/prospectus and other relevant materials, when they become available, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents by contacting Karen Chang, Luminent Mortgage Capital, Inc., 1515 Market Street, Suite 2000, Philadelphia, PA 19102; telephone: (215) 564-5900.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning such participants’ ownership of the Company’s common stock will be set forth in the proxy statement/prospectus when it becomes available. This communication does not constitute an offer of any securities for sale.

LUMINENT MORTGAGE CAPITAL, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

The following schedule details the cash flow requirements for contractual principal and estimated interest payments required by the term notes that Luminent has entered into in conjunction with the settlement of repurchase agreements in the second quarter of 2008 (in millions):

Principal and
Quarter Ended	Interest Due
September 30, 2008	9.4
December 31, 2008	9.3
March 31, 2009	2.2
June 30, 2009	2.2
Thereafter	17.5

$40.6

The following schedule details the par value and credit rating of securities Luminent has retained from its securitization trusts as of June 16, 2008 (in thousands):

	LUM	LUM	LUM	LUM	LUM	LUM	LUM	LUM	LUM	CFORT	Total
	2005-1	2006-1	2006-2	2006-3	2006-4	2006-5	2006-6	2006-7	2007-1	CDO I	Portfolio
AAA/Aaa rating	$—	$—	$498	$—	$—	$	$—	$—	$—	$—	$498
AA/Aa rating	6,767	—	—	—	—	—	—	2,580	—	—	9,347
A/A rating	4,165	—	—	—	—	—	—	—	—	—	4,165
BBB/Bbb rating	—	—	—	—	—	—	—	—	—	—	—
BB/Ba rating	2,603	—	—	—	—	—	—	—	—	—	2,603
B/B rating	3,904	—	—	—	—	—	2,318	—	—	—	6,222
CCC rating	—	8,815	—	4,244	—	—	—	—	—	—	13,059
CC rating	—	13,201	18,354	672	11,664	—	—	—	—	23,958	67,849
C rating	—	—	—	—	—	6,587	—	—	—	—	6,587
Not rated	—	1,834	—	7,349	3,071	—	4,636	6,759	4,635	17,000	45,284

Total securities retained	17,439	23,850	18,852	12,265	14,735	6,587	6,954	9,339	4,635	40,958	155,614
Over-collateralizati on	2,831	—	—	4,059	—	—	—	—	—	—	6,890

Total retained	$20,270	$23,850	$18,852	$16,324	$14,735	$6,587	$6,954	$9,339	$4,635	$40,958	$162,504

LUMINENT MORTGAGE CAPITAL, INC.

SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)

The following schedule details the par value and credit rating of securities Luminent had purchased from third parties which are retained in its portfolio as of June 16, 2008 (in thousands):

AAA/Aaa rating	$—
AA/Aa rating	3
A/A rating	—
BBB/Bbb rating	10,517
BB/Ba rating	46,765
B/B rating	23,614
CCC rating	39,568
CC rating	22,466
C rating	—
Not rated	43,262

Total	$186,195